Invested in Nature, Investing in the Future.



RAYONIER
Advanced Materials™

About Rayonier Advanced Materials

The way we see it, there's nothing more important than investing in nature and the future. Customers rely on us for high-purity cellulose products they use to manufacture industrial and consumer products all of us benefit from every day. We also produce lumber for building materials and construction, as well as pulp and paper products used in packaging, printing and writing materials. In these pages, we describe how we responsibly and sustainably create our renewable products.



CONTENTS





A Word from the CEO

At Rayonier Advanced Materials we are committed to doing business the right way. Our employees, customers, investors and neighbors expect us to act responsibly and we strive to meet their expectations every day.


$2.1
billion

2018 Revenue by Products*

- 16% Forest Products
- 14% Paper
- 16% Pulp
- 54% High Purity Cellulose

*Excludes Corporate results


$364
million

2018 EBITDA by Segment*

- 7% Forest Products
- 14% Paper
- 24% Pulp
- 55% High Purity Cellulose

*Excludes Corporate results

Few companies are as invested in nature as we are. We understand our role as steward for natural resources goes beyond responsible forest management. It means forming partnerships with the people who live, work and raise families in the communities near the forest and our manufacturing plants. It means making quality products from renewable resources so our customers can create the remarkable products we use every day. It means creating a workplace where people can have a rewarding career for a lifetime. It is why we invest in the safety and reliability of our facilities, the development of our people and the well-being of our communities—to ensure a future for all of us.

In these pages we share the stories of our goals, our successes and our challenges. Sustainability is a journey that we take together with the people who depend upon us.

Sincerely,



PAUL G. BOYNTON

CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER

How We're Invested, Why We're Investing

Rayonier Advanced Materials

RENEWABLE BUSINESS CYCLE


FOREST STEWARDSHIP
EMPLOYMENT IN RURAL SMALL COMMUNITIES
APPLY SCIENCE & INNOVATION TO NATURE
To create bio-based polymers, natural building blocks for our customers
RESPONSIBLE OPERATIONS
PILLARS OF GROWTH
INVESTMENTS
COST TRANSFORMATION
MARKET OPTIMIZATION
NEW PRODUCTS
CULTURE
VALUES
Customer Focus | Continuous Improvement | Safety | Innovation
Quality | Integrity | Accountability | People
VALUE GENERATED
Responsibly managed & invested forest
NON-PROFITS & COMMUNITIES
EMPLOYEES
INVESTORS
CUSTOMERS

Rayonier Advanced Materials derives its strength from our values and culture.

Our Values and Cultural Cornerstones

For decades, four values have defined Rayonier Advanced Materials, our decision-making and how we do business. These values are: **Integrity, Accountability, Quality,** and the knowledge that **People** are the foundation of our success. Our values underpin Rayonier Advanced Materials' cultural cornerstones of **Safety, Innovation, Customer Focus,** and **Continuous Improvement.**

Pillars of Growth

In our highly competitive industry sectors, success comes from adhering to our Values and Cultural Cornerstones to guide execution of our Strategy, which is defined by four strategic pillars of growth:

- **Cost Transformation:** Create and maintain a competitive cost structure.
- **Market Optimization:** Drive value by producing the right products for the markets we serve through optimizing each production facility's inherent capabilities.
- **New Products:** Fill our pipeline with innovations most important to customers.
- **Investments:** Deploy capital to build a stronger, more profitable and faster growing business.


COST TRANSFORMATION
MARKET OPTIMIZATION
NEW PRODUCTS
INVESTMENTS
Safety
Innovation
Customer Focus
Continuous Improvement
CULTURE
VALUES
Integrity
Quality
Accountability
People



Forest Stewardship Now and in the Future

We will always work collaboratively with our partners to ensure the long-term health of the forest.

The mark of responsible forestry
FSC® C017431

PEFC
10-31-222
Certifié PEFC
de forêts gérées durablement et de sources contrôlées.
pefc-france.org

Wood fiber delivered to our facilities globally is procured from responsible sources through chain of custody certification:
Canada—FSC®-C017431;
PEFC™—NC-PEFC/COC-000102
USA—FSC®-C128948;
PEFC™—BV-PEFCCOC-US008723-1
France—PEFC™—QUAL/03-004.
For more information visit http://info.fsc.org, www.pefc.org.

Rayonier Advanced Materials' products start as trees in the forest. We understand forests are more than just trees; they serve as vital wildlife habitat, enhance water quality, and provide places for people to enjoy the outdoors. To ensure that forests thrive into the future, we invest today. We harvest trees managed by our parents and grandparents and cultivate today's forest for future generations. We employ best practices in the forests we manage directly and we require our wood suppliers to demonstrate best practices in their forestry operations, too. Rayonier Advanced Materials subscribes to internationally recognized forestry standards with third party verification across our operations.

Responsible Fiber Procurement

- Canada: We manage more than 25 million acres of public forestlands owned by provincial governments to Forest Stewardship Council® ("FSC") standards, providing fiber supply for the manufacture of lumber, paper, high purity cellulose and pulp in Ontario and Quebec. To supply our manufacturing plants, we harvest trees from these forests as well as from private lands through rigorous forest management plans and adhere to allowable cut guidelines, ensuring sustainability. All forests are audited regularly.
- United States: Our manufacturing plants consume more than 4 million tons of wood chips each year, providing a market for more than 1 million acres of working forests, most of which are privately owned. Through FSC® chain of custody certification, we track procured chips and logs by region and work with suppliers to ensure their activities comply with best management practices. Landowners commonly work with the American Tree Farm System® program and Sustainable Forestry Initiative™ to demonstrate responsible forestry practices.
- France: In southwestern France, we source fiber from predominantly private lands in a region with a long history of cultivation and sustainable management of forests. France was among the first countries to create voluntary forest management standards. Landowners work through management cooperatives established by the state, many of which adhere to the PEFC™ France forestry standards as a matter of culture and practice. While forestry management rules are comprehensive in France, we also work closely with local organizations and landowners to preserve the historic nature of the region.

The Connection Between Communities and Forest Stewardship

With forest management, fiber procurement and manufacturing operations in three countries across diverse ecosystems and communities, we understand our forest practices have a lasting and positive impact on the environment and economy. Whether it's high purity cellulose, lumber, pulp, paper or lignin, all our products start with and come from the trees. It takes people to plant, harvest, transport, and transform trees into the many products we use in our daily lives. Our manufacturing plants and operations are in rural communities, providing jobs in our facilities and economic opportunity to the many small businesses and contractors we rely upon.

An important part of forest stewardship is harmonizing our operations with community needs and expectations. Across our locations, we collaborate with community leaders, citizens and other stakeholders in meetings and public consultations. We bring together key public and private stakeholders to work toward consensus on a variety of topics, including sustainable forest management and forestry infrastructure.

Because our forestry activities in Northern Ontario and Quebec occur on public lands, we consider and address the values of indigenous communities. Some of the ways we work together are:

- Business Development
  We purchased more than C$20 million in logs and road construction services in 2018 from five First Nation businesses.
- Employment
  We employ many community members in our facilities and are exploring new ways to further increase their participation in our workforce.
- Collaboration Agreements
  We provide financial support to ensure effective review and monitoring of company forestry management plans.
- Community Projects
  We supported indigenous youth education and other community-benefiting initiatives in 2018, such as a fish hatchery and lumber supply for community projects.

Conservation Collaboration

Trees and forests create habitat for wildlife and people. We collaborate with indigenous communities, conservation groups and governments to study and develop better ways to manage them. Here are just two examples:

- To protect woodland caribou habitat, we have partnered with indigenous communities, wildlife organizations and governments to create an effective range plan that works for everyone. Our approach directly aligns with Canada's federal recovery strategy for boreal caribou and was approved by the government of Quebec. We will continue to work with our stakeholders and government partners to find the best, most effective ways to allow wildlife and forestry to sustainably co-exist and thrive.
- We collaborated with Ducks Unlimited Canada (DUC), to support a project that maps wetlands in the Company's forestry tenures in western Quebec. As part of this effort, we helped organize field visits with specialists from DUC and collaborators from universities and the Ministry of Forests, Wildlife and Parks to discuss ways to mitigate impacts on these lands.

Research Investments at Work

Forests only remain forests if the people who rely on them invest in their future. Rigorous scientific research is essential to keep forests healthy. At Rayonier Advanced Materials, we support academic research through grants and active participation in studies of the landscape. For example, the AWARE project in Ontario is a five-year research initiative begun in 2015 that replaces older aerial photographs with state-of-the-art LiDAR (light-emitting detection and ranging) imagery. Aerial data helps planners estimate timber volumes, protect ecological values and understand the impact of natural factors such as wildfire and insects. Advanced software and computer models translate digital LiDAR data into tools forest managers can use to regenerate forests successfully and adapt to climate change.

We are also invested in the North American Forest Partnership, a diverse group of organizations with a shared value for forest stewardship. Together we work to educate people about the many ways forests benefit people and wildlife while providing solutions to key societal challenges.





Responsible Operations Drive Success

The right to operate as a company comes with the responsibility to keep our people safe, conserve natural resources and reduce our overall impact.

High purity cellulose, pulp and paper result from processes that separate the cellulose fibers from natural wood binders, like lignin, and purify them for customers' end uses. The pulping and purification processes use electricity, steam, water and chemicals. At Rayonier Advanced Materials, we continuously look for ways to conserve energy and water, increase efficiency, reduce the quantities of chemicals we use and recycle and reuse byproducts.

A Culture of Continuous Improvement

At Rayonier Advanced Materials, we understand continuous improvement—one of our four organizational cultural cornerstones—is everyone's responsibility and the key to our ongoing success. We drive our culture of continuous improvement into every aspect of our business—and our efforts have resulted in reducing costs by $140 million over four years.

From integrating and optimizing once-separate systems to developing new best practices, our culture of continuous improvement is on display in the way we interact with each other to share new concepts and tools. We actively train leaders and champions who believe these efforts will make us a stronger, better company—and have created a Manufacturing Center of Excellence to institutionalize tools and practices to support our employees.

Our Manufacturing Center of Excellence fosters an environment where employees throughout the company share their knowledge and experiences to identify and leverage best practices and apply specific solutions to their individual jobs. To achieve excellence, we focus on five pivotal areas:

- Manufacturing management systems
- Capital management
- Manufacturing technology
- Reliability
- Continuous improvement

Manufacturing Center of Excellence:

COMBINED KNOWLEDGE, SHARED SOLUTIONS


TECHNOLOGY
MANAGEMENT SYSTEMS
RELIABILITY
ENGAGEMENT
CAPITAL MANAGEMENT

Optimizing Resources to Transform Costs

Since we compete against companies from all over the world, we must remain financially and environmentally competitive on a global basis by managing our resources and costs wisely. Done right, resource optimization provides more than just a modest business benefit. It also reduces our environmental footprint.

In 2015, we began making significant process improvements to reduce the quantity and impact of the chemicals we use at our Jesup, Georgia plant. This project has resulted in cleaner waste water from our facility, a 7% reduction in chemical use, and cost savings of $5.3 million through 2018.

Another example is recycling and reusing pulping by-products. Making pulp sometimes results in off-grade fibers that do not meet our quality specifications. Previously discarded, the Jesup plant now collects and sells rejected fibers to a local company to make pet bedding.

Investing in Energy

Rayonier Advanced Materials consumed over 17,000 gigawatt hours of energy in 2017. Energy used in our plants and operations is a combination of electricity and heat, primarily in the form of steam. Continuously improving in the energy arena involves work on several fronts, including conservation, fuel efficiency and partnerships with local utilities.

Depending on the process and location, our plants may generate their own energy, purchase electricity or use a combination of both. To generate our own energy we burn bark, sawdust and lignin. At our Temiscaming, Matane and Tartas facilities, we collect and burn the methane biogas created by anaerobic treatment of pulp mill wastewater.

Over the next three years, we expect to invest more than $15 million in projects that will reduce energy consumption, improve equipment efficiency and generate more energy with existing renewable resources. In all, these projects will reduce energy costs by more than $8.6 million a year. This investment in energy reduction includes initiatives at Jesup, Temiscaming and Matane.

Energy Consumption Facts

17,222

gigawatt hours of total energy consumed in 2017

81% of total energy consumed is from renewable resources

42% of electricity consumed is self-generated

61% of electricity consumed is from renewable resources

Innovative Partnership Leads to Energy Efficiency

Partnerships with local utilities in France, Canada and the U.S. have captured cost savings for our plants and created electricity from renewable fuels for the communities where we operate.

With the installation of a steam turbine at our Fernandina Beach, Florida plant in 2012, we saw an opportunity to partner with Florida Public Utilities (FPU), owned by Chesapeake Utilities, to make energy available to our neighbors on Amelia Island by providing electricity to the grid. Our Fernandina plant now sells the excess energy produced by this turbine to FPU.

In 2016, we partnered with FPU again, this time on their Eight Flags Energy Combined Heat and Power (CHP) project. Widely regarded as the most energy-efficient method of generating power, CHP provides low-cost electricity and thermal energy. The CHP plant, built on land we own at our Fernandina Beach plant, features a high-efficiency turbine that brings electricity to the community and produces heat we use in our plant. Our company, FPU and the community benefit in ways that are greater than any could have achieved individually.

At our Temiscaming facility, we partnered with Hydro Quebec to build a large cogeneration project. We use sawmill and pulp mill wastes as fuel to generate energy for our facilities and provide electricity to our neighbors on the local grid. In 2015 we began delivering this electricity under a long-term contract. In addition to providing renewable energy to the plant and community, the new cogeneration project improved reliability and provided cost benefits for our plant.




WOOD CHIPS
HIGH PURITY CELLULOSE
WOOD CHEMICALS
HIGH YIELD PULP
BOARD/PAPER
TRUNK
SAWMILL
LUMBER
BARK
BOILER
TURBINE

From the Renewable to the Remarkable

High-purity cellulose customers want natural, renewable, raw materials—and we work with them to provide innovative solutions.

At Rayonier Advanced Materials, we use every part of the tree: the bark is burned for energy at our plants, the wood is milled into lumber and the chips from the lumber mill are pulped into fibers for paperboard or used as the primary raw material for our high purity cellulose. Even the lignin, the natural glue that holds wood together, is separated, purified and sold for use in agriculture and construction.

High-purity cellulose is a remarkable bio-based polymer and natural building block for everyday products that would otherwise be less environmentally sound and effective. Our customers can substitute renewable cellulose in place of petroleum-based chemicals to make plastics, yarn, fabrics and even LCD screens for smartphones. It is also a natural thickener for paints and plaster. The cellulose we make is so pure, it is edible and used for spacing agents in pharmaceuticals, thickeners for food and in beauty products.

We have more than 90 years of experience in cellulose chemistry—a history we share with our customers. Our initial partnership with Dupont produced the first wood-based pulp for making rayon. Since then we have partnered with many others to develop the customized high purity cellulose they need to make their own specialty products for a wide range of uses.



Tree Fibers in Your Screen

We worked with one of our customers to pioneer development of a highly purified cellulose fiber capable of forming a polarizing layer in LCD screens. To date, we remain the only wood-based cellulose fiber maker whose product is used in LCD screens as a natural alternative to plastics. More than 50 percent of LCD screens around the globe use this fiber.

Meeting an Ever-Increasing Demand for Renewable Products

We have built a reputation for exceptional technical expertise and customer support through decades of collaboration, research and development, published papers and patents. Customers come to us with their toughest business problems and we rise to those challenges by providing:

- Technical expertise in cellulose chemistry
- Lab-scale and pilot-scale facilities for testing and experimentation
- Onsite support at our customers' facilities

In the lumber market, we stay ahead of the constantly growing demand for certified wood products. Every year, more construction professionals are specializing in concepts and designs that use renewable, sustainable materials—a trend that's becoming even more prevalent as mid-rise wood structure projects grow in popularity. This trend has increased demand for lumber certified by FSC® and similar organizations. These certifications allow our customers in the building supply industry to meet the commitments we share with them on corporate responsibility.

Kallima Paper: Using Less Fiber in a Sustainable, Multi-Ply Paperboard

Our Temiscaming paperboard facility produces a unique product called Kallima Paper, the only multiply paperboard produced in North America. With a high-bulk fiber center layer, Kallima has a lighter weight and uses up to 30 percent fewer trees than alternative products. Because Kallima reduces the weight-to-surface ratio, our customers and the environment also benefit from reduced freight costs by up to 20 percent compared to competitors.



Making a Difference for Our Communities and Employees

Caring for people is a core value at Rayonier Advanced Materials. This extends not only to our employees, but also their family members and the communities in which we live and operate.

Foundations Focus on Our Communities

Rayonier Advanced Materials has long realized the importance of financially supporting our communities. We, and our predecessors, established independent charitable foundations in the U.S. in 1956 and Canada in 2017 (when we purchased our Canadian facilities). These foundations invest in the future of the communities where we operate through contributions to local charitable organizations. Since 2014, more than $1 million in grants have been awarded in five focus areas: Education, Culture, Natural Resources and Environment, Civic and Human Services, and Health and Hospitals. In 2018 alone, our foundation grants totaled more than $540,000 to 116 different organizations.

Open Houses and Community Advisory Councils

Rayonier Advanced Materials routinely engages with residents, local leaders, and non-profits in the communities where we operate. From formal Community Advisory Councils to student career days, our goal is to foster open communications with our neighbors in the community. These discussions have had a significant impact on how we think and act concerning our social responsibility.

Each of our pulp plants has a Community Advisory Council, which meets regularly. The Councils provide a forum to discuss common interests, such as the environment, plant projects and investments, community issues and collaboration opportunities that will strengthen the places we live and work. This time spent with others in our communities fosters relationships and two-way communication where listening is as important as talking.

To showcase our products and the people who make them, we also invite local residents and employees' families to visit our facilities. In 2018, we held open houses in the U.S. and Canada.

One example is an event held at our Temiscaming, Quebec facility. Employee volunteers hosted area residents and family members for a day. They set up multiple kiosks to showcase our products and demonstrate our ongoing efforts to: care for the health and safety of our employees, minimize the impact of our operations on the environment, respond to emergencies and offer career opportunities for those within the community.

Another example are the open houses held on National Manufacturing Day. The National Association of Manufacturers has designated the first Friday in October as Manufacturing Day, encouraging companies to use that time to raise awareness about manufacturing. Our U.S. plants partner with local school districts to sponsor plant field trips. These help students understand more about our products and available career opportunities in trades, technology, engineering, finance, marketing and science. Our employees also volunteer at school career days, speaking to students about their career choices and experience.

Making a Difference for Our Employees and Our Company's Future

Our continued success depends on our employees. As an equal opportunity employer, Rayonier Advanced Materials hires highly qualified individuals who share our values and invests in onboarding and training to get them off to a good start. Then, throughout their career, we strongly encourage and facilitate career growth and development. We believe career development is 70 percent experiential learning, 20 percent mentoring and coaching and 10 percent classroom education. Our formal process helps employees identify strengths and find the right opportunities to develop new capabilities within themselves and contribute to the organization.

As one example, we created the Early Career Development (ECD) program for entry-level engineers. Recent engineering graduates work with their managers at Rayonier Advanced Materials to map out a series of one-to-two-year assignments over their first five years with the company. ECD participants have worked as process engineers, shift supervisors and project engineers, as well as in technical, maintenance and safety departments. The ultimate goal: Provide a variety of technical and leadership experiences that will allow participants to discover their strengths, nurture their interests and form the foundation for a successful career at Rayonier Advanced Materials.

We also consider it crucial to recognize employees for their commitment and dedication to living our values and culture. For example, our most distinguished recognition is our annual President's Award. Each year, we seek nominations to recognize a team and/or individual who best embodied the company's culture during the previous year. Selection criteria include customer focus, continuous improvement, innovation, and other key elements of our cultural cornerstones. Recipients meet with our Board of Directors, and the company hosts a luncheon in their honor. In 2017, the entire maintenance organization in Fernandina Beach, Florida, was honored for making significant cost and efficiency improvements through their use of continuous improvement tools. In 2018, one of our newest, early career ECD engineers received the President's Award for resolving a significant quality issue impacting the manufacturing processes of one of our largest customers.

Embracing the Future through Scholarships

Since 2014, Rayonier Advanced Materials has awarded $230,000 in college scholarships to 23 students. Each receives $2,500 annually for a four-year period. Of the 23 students, 11 have interned (or accepted offers to intern) for us during their summer breaks and six additional students will receive internship offers during the summer of 2020. A similar program for our Canadian operations is being designed and implemented, with the first scholarship recipient being awarded to a student entering school in 2020. Unique to both programs is an emphasis on encouraging minority student participation, such as a focus on First Nations' students in Canada.

Extraordinary Safety Leader Training

Learning how to create a safer workplace never ends. It starts with a leadership culture that places a priority on everyone working incident free. To that end, in 2018 we established our Extraordinary Safety Leader (ESL) training program to instruct senior managers on how to act, intervene and address a wide variety of safety behaviors and issues before incidents occur. To drive success, we also put in place multiple metrics that are monitored monthly to identify early stage trends and address them. A seven-person safety steering committee chaired by our CEO runs the program together with five 10-member subcommittees, each one focused on a different key area of safety behavior and performance.

To help implement ESL, we promote employees from operational and maintenance positions and teach them to be effective and engaged safety leaders. In 2018 we established the Rayonier Advanced Materials Safety University (RSU) to formalize the program. Over the span of six months, students step out of their routine environments and travel to different manufacturing locations where, through individualized, hands-on curricula focused on best-in-class practices, they learn how to be a strong safety leader.

Building Leaders and Bicycles

To prove that it's okay to have fun while living our values, senior leaders across the company engaged in a unique team-building exercise that also benefited the Golden Isles YMCA in Brunswick, Georgia. After dividing into teams, each group answered questions about safety and company values to earn tools and parts of a bicycle that were assembled and donated to children from the local YMCA.







Governance and Business Ethics

Charters, bylaws, programs, codes of conduct and policies may change over time, but our four core values—**integrity, accountability, quality and people** as the key to our success—remain unchanged. These guide how we do business with all stakeholders—our stockholders, customers, suppliers and the communities where we live and operate.

While our values are the foundation for all we do, we also have robust programs in place to manage risk, ensure good corporate governance and foster compliance with the law. Our programs and policies are designed to reinforce and implement value-based decision making and enable our people to act ethically and responsibly.

A strong, diverse, experienced Board of Directors oversees our overall risk management, corporate governance and compliance programs. The Board has delegated direct oversight of risk management and compliance matters to its Audit Committee, corporate governance matters to the Board's Nominating and Corporate Governance Committee, and compensation-related matters to its Compensation and Management Development Committee. These Committees then report to the full Board on all key issues within their respective responsibilities.

OUR SHARED VALUES


INTEGRITY
QUALITY
ACCOUNTABILITY
PEOPLE

Management works in concert with the Board in all aspects of risk management, corporate governance and compliance. Here are several examples:

- Corporate Governance Principles were established by the Board of Directors, and serve as a framework for effective governance.
- Our Enterprise Risk Management (ERM) Committee, comprised of members of senior management, evaluates key enterprise-level risks facing the Company and ensures mitigation actions have been implemented. The ERM Committee is chaired by our CEO, who also serves as the Company's Chief Risk Officer and reports to the Audit Committee of the Board.
- The Chief Compliance Officer (CCO) reports jointly to the CEO and the Audit Committee. The CCO and other members of management routinely present to both the ERM Committee and Audit Committee on the structure and effectiveness of the Company's compliance and ethics program.
- A Sustainability Council, comprised of members of management, guides policies and practices relating to sustaining our business and the communities in which we operate, as well as being good stewards to the renewable natural resources we use to make and sell our products. Sustainability strategies are reviewed by the Council with our Board of Directors.
- Employees, officers and directors are guided by the Company's Standard of Ethics and Code of Corporate Conduct, referred to internally as the "Code." The Code and related policies cover our expectations in areas such as:
    - Reporting improper conduct and non-retaliation
    - Diversity and equal opportunity
    - Prevention of harassment or intimidation
    - Employee information privacy
    - Internal controls and integrity of financial reporting
    - Environmental, health and safety, including our management systems
    - Sustainable Forestry
    - Avoiding conflicts of interest
    - Anti-bribery and anti-corruption policies
    - Antitrust and anti-competition law compliance
    - Compliance with laws relating to export controls
    - Limitations on the use of Company funds and assets for political purposes

Our SEC filings, including our most recent Annual Report on Form 10-K and Proxy Statement, also contain important disclosures about how we do business. Key documents relating to our risk management, compliance and governance programs are available on our website (www.rayonieram.com).





Society faces many challenges in the coming years. Rayonier Advanced Materials is part of the solution. It is why we have invested in nature for more than 90 years—and invest in the future every day. We invite you to visit our website for updates on our sustainable products and practices going forward.







Looking Ahead




CONTINUOUS
IMPROVEMEN







Photos provided by:

Keith Benard
Colin Hackley
Rusty Koontz
Marie-Eve Sigouin

Designed by Curran & Connors, Inc. / www.curran-connors.com



Learn more about our corporate responsibility efforts at
rayonieram.com/sustainability.

Cover printed on Kallima Paperboard
from Temiscaming, QC Plant

1301 RIVERPLACE BLVD.
SUITE 2300
JACKSONVILLE, FL 32207

OFFICE: (904) 357-4600

RAYONIERAM.COM

RAYONIER Advanced Materials™

02-19